Exhibit 10.2

LICENSE AGREEMENT – TOPICAL SKIN CARE

THIS LICENSE AGREEMENT (“Agreement”) is entered into as of September 23, 2011 (the “Effective Date”), by and between Health Innovations, Inc, a corporation organized under the laws of Utah, and having a place of business located at 86 North University Avenue, Suite 400, Provo, UT 84601 (“LICENSOR”, as that term is further defined below), and Equity Labs, Inc., a Utah corporation located at 517 West 100 North, Suite 201, Providence, UT  84332, (“LICENSEE”, as that term is further defined below) (LICENSOR and LICENSEE are sometimes referred to herein individually as a “party” and collectively as the “parties”).

BACKGROUND

A.

LICENSOR engages in the research and development of proprietary products for the personal care and medical industries.

B.

LICENSEE manufactures and markets personal care and nutritional care products, and desires to license such intellectual property related to the Topical Skin Care  Products for the following categories: Anti-Aging, Anti-Wrinkle, Stretch Marks, and Scarring on the terms and conditions of this license.

AGREEMENT

In consideration of the foregoing, the mutual covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Definitions.  Capitalized terms not otherwise defined herein shall have the respective meanings given to them below:

“Affiliate” of a party shall mean any corporation or other business entity controlling, controlled by, or under common control with such party.

“Bankruptcy Event” means that, with respect to an entity, such entity shall (a) make a general assignment for the benefit of creditors or an agent authorized to liquidate its assets, (b) become the subject of bankruptcy or insolvency proceedings or other proceedings for relief under any bankruptcy or other law for the relief of debtors, where, with respect to an involuntary petition in bankruptcy, the petition shall not have been stayed within sixty (60) days, (c) apply to a court for the appointment of a receiver or custodian for substantially all of its assets or properties, with or without consent, and such receiver is not discharged within sixty (60) days after appointment, or (d) adopt a plan of complete liquidation of its assets.

“Know-How” means the step-by-step instructions for chemical formulation and mixing process (approximately two pages in content) necessary to produce the Licensed Product.

“Licensed Product” means the Topical Skin Care  Products for the following  categories: Anti-Aging, Anti-Wrinkle, Stretch Marks, and Scarring, hereinafter referred to as “Topical Skin Care  Products” for all Nitric Oxide  products developed by Licensor.

“Licensor Intellectual Property” means the Know-How, research, and other intellectual property rights and tangible embodiments thereof (in whatever form or medium) which relate to Licensed Product.

“Statement of Work” shall be reasonable instructions given by Licensor to Licensee, from time to time, in addition to specifications and quality standards that Licensee is required to adhere to under this Agreement.

2.

License.

(a)

License Grant.  Licensor grants to Licensee a non-exclusive, world-wide right and license to use the Licensed Product and the Licensor Intellectual Property to manufacture, have manufactured and sell the Licensed Product, provided that the Licensed Product is manufactured in accordance with the specifications and quality standards submitted or approved by Licensor.  Such approvals of standards and specifications may not be unreasonably withheld. The license includes, but is not limited to, the following rights:

(i)

The rights to manufacture, use, sell, license, distribute, offer for sale, export and import products based on or using in any manner the Licensor Intellectual Property for Topical Skin Care Products for Anti-Aging, Anti-Wrinkle, Stretch Marks, and Scarring.

(ii)

The right to, at a minimum of six months after the Effective Date,  sublicense to another party mutually agreed upon by the Licensor and Licensee, any of the rights granted to Licensee hereunder, including the right to authorize other parties to manufacture, use, sell, license, distribute, offer for sale, export and import products based on or using in any manner the Licensor Intellectual Property for Topical Skin Care Products for Anti-Aging, Anti-Wrinkle, Stretch Marks, and Scarring.  Such approval of Sub-Licensee shall not be unreasonably withheld. A sublicense with Phiziks Inc. will be exempt from the six month waiting period.  Any such sublicense must include all the terms of protection of this agreement including but not limited to non-infringement, non-competition, confidentiality, and other protection of intellectual property which Licensor may reasonably require.  No sublicense may be entered into without the express written approval by licensor of the form and terms thereof which approval shall be not be unreasonably withheld.  Licensee’s performance of this agreement shall not be obviated, reduced or otherwise diminished in any respect by rights or responsibilities granted by it to sublicensees.  Prior to discussion or negotiation with any Sublicensee, such Sublicensee shall execute a Licensor-approved non-disclosure agreement.

(b)

Know-How Transfer.  Within five (5) days after signing this agreement, in order to get the product converted to a Topical Skin Care Product with added actives for Skin Care claims, Licensor shall disclose and transfer to Licensee all of the Know-How and other Licensor Intellectual Property that is necessary or helpful for Licensee to manufacture, support and service Licensed Product and other Licensee products using Licensor Intellectual Property. Know-How shall consist of step-by-step instructions for chemical formulation and mixing process (approximately two pages in content).  The delivery of these instructions shall constitute complete transfer of Know-How under this Agreement.

3.

Royalty.

(a)

Royalty.  Licensee shall pay Licensor a ** royalty of all gross profit from the sale of any products sold by Licensee using Licensor Intellectual Property or from the sublicense of the rights granted hereunder.  Gross profit is defined under this agreement as total top line revenue minus the 1.Cost of Goods Sold and the 2.Cost of Sales.  Cost of Goods Sold includes Cost of Raw Materials, Packaging and Product Displays, Labor, Blending, Filling, Product Shipping Costs, Warehousing Costs, Product Liability Insurance, and any Financing Costs affiliated with the COGS (Factoring or lines of Credit).  Cost of Sales include Direct Cost of Sales, Merchant Account Fees, Software Development and Hosting, Commissions and Payments to Salespeople and outside representatives, Brokers, Internet Affiliates, Advertising Costs, Search Engine Optimization Programs and Affiliates, and all outside parties required to generate sales on the Internet and Retail Sales.  Gross receipts are defined under this Agreement as total product sales before reduction for returns and allowances, trade discounts, or any and all other sales credits.    Costs that will not be deducted from the Gross Profit Calculations for Royalty payments are General Overhead, Managers Salaries, Travel Expenses, Office Rent, Accounting Fees, Legal Fees, Distributions, Meals and Entertainment, Auto Expenses, and Phone Expenses.  At the end the original of 12 month period, Licensor has the right to request an evaluation of the Gross Profit calculation and the parties may make any mutually agreed upon adjustments to the methodology utilized in the calculation by written consent of both parties.

(b)

Payment of Royalty.  Licensee shall provide Licensor with quarterly written reports within fifteen (15) days after the end of each calendar quarter during the term of this Agreement, stating in each such report the number and description of Licensor products sold and the aggregate amount of top-line gross revenue invoiced by Licensee and gross profit attained during the preceding quarter.  Together with the delivery of each such report, Licensee shall pay to Licensor the royalties, if any, that are due to Licensor for the period of such report.  If no royalties are due, Licensee shall so report.

(c)

Recordkeeping and Reports.  Licensee shall keep, for no less than four years, full and accurate records and books of account of all particulars necessary for calculating the amounts of royalties due to Licensor hereunder.  With each royalty payment, Licensee agrees to submit to Licensor a written report showing the top-line revenue and the gross profit in the quarter and the calculation of the royalty paid.

(d)

Audit Right.  Upon not less than thirty (30) days prior written notice to Licensee, Licensor shall have the right to appoint a qualified, licensed auditor, reasonably acceptable to Licensee, to examine the business records of Licensee, no more than once per year, for the sole purpose of verifying the accuracy of the royalty payments made to Licensor by Licensee under this Agreement.  Such auditor shall enter into a confidentiality agreement with Licensee and such examination shall be conducted during Licensee’s regular business hours.  All expenses of such examination shall be borne by Licensor; provided, however, that, if any such examination determines that amounts due to Licensor hereunder have been underpaid by ten percent (10%) or more, then Licensee shall pay the full cost of the examination.  If the examination uncovers overpayments, the party that received the overpayment will immediately refund the overpayment.  If the examination uncovers an underpayment, the party that underpaid will promptly pay the difference between the amount paid and the amount owed.  The parties will meet within thirty (30) days after completion of the examination to discuss how best to respond to any areas of concern identified by the examination.

4.

Quality Controls.   Licensor shall have the right to and shall control the nature and quality of Licensed Product.  Licensor shall work with Licensee with respect to the manufacture of the Licensed Products.  Licensee shall not manufacture or sell the Licensed Products until Licensor has given its approval in writing, for the Licensed Products.  Such approval shall be in a timely manner and not unreasonably withheld.  In addition, to assure itself that the Licensed Product as sold by Licensee complies with Licensor’s specifications and quality standards, including Statement of Work, upon reasonable notice, Licensor shall have the right at all reasonable times during normal business hours to inspect the Licensed Products and to inspect the facilities and the methods of manufacturing the same; and, at its cost, Licensee shall send to Licensor or through its designated representative, reasonable quantities of random production samples of the first production run of the Licensed Products and thereafter shall send random production samples as Licensor may reasonably request from time to time. Licensee shall correct to Licensor’s satisfaction any deficiencies in the nature or quality of the Licensed Products according to instructions provided by Licensor.

5.

Product Labeling.  Licensor shall have the option of including the statement on the product label, “Manufactured Under License by Health Innovations, Inc.” on each individual product manufactured under this Agreement or any Sub-licensee agreement .  Licensee shall have the right to list “Patent Pending” on the product label and put the relevant patent numbers on the products when relevant patents are issued.

6.

Compliance with Law.  Licensee and Sub-Licensees shall comply, at all times, with applicable and documentable local, state, federal, foreign and international laws, ordinances, and regulations, including, but not limited to, those pertaining to the manufacturing, distribution, packaging, marketing, advertising, promotion, and sale of the Licensed Products.  Licensee and any Sub-Licensees shall strictly comply with the laws, rules and regulations of the United States Food and Drug Administration, as well as any comparable laws, rules and regulations of other nations.  If, at any time, the Licensee or any Sub-licensee is found to have violated any law, ordinance, or regulation, the Licensor must notify Licensee, or any Sub-Licensee of the alleged violation.  If in fact there is deemed to be a violation, Licensee has 120 days to comply.  If after 120 days of formal notice, Licensee or Sub-Licensee does not comply, Licensor reserves the right to terminate the License and/or any Sublicense granted by the Licensee.

7.

Confidentiality.

(a)

Confidential and Proprietary Information.

(i)

Licensor Obligations with Respect to Licensee Confidential Information.  Licensor  agrees to hold all confidential information of Licensee and its Affiliates, including without limitation, any information relating to Licensee’s and its Affiliates’ business operations, price lists, manufacturing data, marketing information strategies, customer or product lists, research and development information and all other information disclosed by Licensee or its affiliates to Licensor (“Licensee Confidential Information”), in strict confidence and not to use any of the foregoing commercially for its own benefit or that of anyone else nor for the purpose of developing or improving a product or method for anyone except Licensee.  Licensor agrees to limit dissemination of and access to Licensee Confidential Information only to the persons who have a need for access thereto, and who have entered into a restrictive agreement prohibiting such personnel from doing anything with respect to Licensee Confidential Information that Licensor would itself be prohibited from doing under this Agreement.

(ii)

Licensee Obligations with Respect to Licensor Confidential Information.  Licensee agrees to hold all confidential information of Licensor, including without limitation, any information relating to Licensor’s business operations and all other information disclosed by Licensor (“Licensor Confidential Information”), in strict confidence and not to use any of the foregoing commercially for its own benefit or that of anyone else.  Licensee agrees to limit dissemination of and access to Licensor Confidential Information only to the persons within Licensee and its Affiliates, and their respective third party contractors, subcontractors, manufacturers and business partners who have a need for access thereto, and who have entered into a restrictive agreement prohibiting such personnel from doing anything with respect to Licensor Confidential Information and such information that Licensee would itself be prohibited from doing under this Agreement.

(iii)

Licensee and Licensor Obligations with Respect to this Agreement.  Licensee and Licensor are both prohibited from using this Agreement, in any manner, for purposes of raising private or public capital, either by equity or debt, on behalf of Licensee or other entities or individuals. Licensee is prohibited from including or attaching information pertaining to this Agreement as part of a private offering memorandum, prospectus, or similar investment-related document, absent Licensor’s or Licensee’s approval.

(b)

Use of Confidential Information of Other Parties.  Each party represents, warrants, and covenants that it will not use in the course of its performance under this Agreement, or disclose to the other parties hereto, any confidential or proprietary information of any third party without the prior written consent of the party to whom such confidential or proprietary information belongs.

(c)

Disclosure Does Not Constitute a License.  Neither the execution of this Agreement nor the disclosure of any confidential or proprietary information by one party to the other hereunder shall be construed as granting to the recipient of such information, by implication or otherwise, any right in, or license to, any present or future proprietary information, patent, trademark, copyright invention, now or hereinafter, owned or controlled by the disclosing party, except as provided in this Agreement.

(d)

Survival.  The provisions regarding Confidential Information shall survive the termination of this Agreement.

8.

Term and Termination

(a)

Term.  The term of this Agreement began on the Effective Date and shall remain in effect subject to the provisions set forth in this Agreement; provided, however, that the Term shall end (i) upon one of the events of termination set forth in the Section 10(b), (ii) upon Licensee’s written notice to Licensor, or (iii) upon the mutual consent of the parties hereto.

(b)

Termination by Licensor.  This Agreement may be terminated by Licensor prior to the end of the Term as follows:

(i)

Upon a Bankruptcy Event of Licensee, Licensee shall notify Licensor thereof within one (1) business day thereof, and Licensor may elect to terminate the Agreement by giving written notice to Licensee within thirty (30) days of that notice.

(ii)

Upon the failure of Licensee to pay to Licensor monies when due by Licensee to Licensor under this Agreement, Licensor may give notice to Licensee of such non-payment.  Thereafter, if Licensee fails to pay such monies to Licensor within ten (10) business days of such notice, then this Agreement shall terminate on that tenth business day.  If Licensee pays the monies due to Licensor within those ten business days, then this Agreement shall not terminate.

(iii)

Upon a material breach of this Agreement by Licensee, Licensor may give notice to Licensee of such breach.  If Licensee fails to cure such breach within sixty (60) days of such notice, then this Agreement may be terminated by Licensor at any time during the period that begins on the sixtieth (60th) day following such notice and ends on the ninetieth (90th) day following such notice (the “Licensor Termination Period”) by giving written notice of such termination to Licensee before the expiration of the Licensor Termination Period.  Licensor’s failure to terminate this Agreement during the Licensor Termination Period will constitute a waiver of Licensor’s rights to terminate this Agreement by reason of the applicable breach.

(iv)

Upon written notice following Licensee’s failure to sell any royalty-bearing product during any one calendar year.

(c)

Termination by Licensee.  This Agreement may be terminated by Licensee prior to the end of the Term as follows:

(i)

Upon a Bankruptcy Event of Licensor, Licensor shall notify Licensee thereof within one (1) business day thereof, and Licensee may elect to terminate the Agreement by giving written notice to Licensor within thirty (30) days of that notice.  However, in the event that Licensor files for Bankruptcy, Licensee shall retain rights as outlined in Section 22 below.

(ii)

Upon a material breach of this Agreement by Licensor, Licensee may give notice to Licensor of such breach.  If Licensor fails to cure such breach within sixty (60) days of such notice, then this Agreement may be terminated by Licensee at any time during the period that begins on the sixtieth (60th) day following such notice and ends on the ninetieth (90th) day following such notice (the “Licensee Termination Period”) by giving written notice of such termination to Licensor before the expiration of the Licensee Termination Period.  Licensee’s failure to terminate this Agreement during the Licensee Termination Period will constitute a waiver of Licensee’s rights to terminate this Agreement by reason of the applicable breach.

(d)

Effect of Termination.  Upon the termination of this Agreement, Licensee agrees to immediately cease using the Licensor Intellectual Property; provided, however, that Licensee shall have the right to use or sell any manufactured Licensor products using the Licensor Intellectual Property existing at the time of termination.  No termination of this Agreement shall affect the rights of Licensor to accrued royalties due and owing on gross profit as of the date of termination, to royalties on the sale of all inventory on hand which is sold subsequent to the date of termination, and to statements of account with any royalty payment that is made after the termination date.

(e)

No Liability for Termination.  Neither party in exercising its rights to terminate this Agreement in accordance with the terms and conditions hereof shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any such termination (except if such termination is for a material breach of this Agreement), whether or not the terminating party is aware of any such damage, loss or expense.  Any termination hereof shall not impair any rights nor discharge any obligations which have accrued to the parties as of the effective date of such termination.

9.

Representation and Warranties

(a)

Licensor’s Representations and Warranties.  Licensor hereby represents and warrants to Licensee that:

(i)

Licensor has the full power, capacity, and right to enter into this Agreement and has exclusive rights to grant a license to Licensee from GeNOsys for Nitric Oxide technologies for the Topical Skin Care Category;

(ii)

Licensor knows of no pending or threatened action in law or in equity which adversely affects the rights granted herein, and know of no basis for any of the foregoing;

(iii)

To the knowledge of Licensor, neither the execution and delivery of this Agreement nor compliance with the obligations of Licensor hereunder, will violate any law or regulation, or any order or decrees of any court or government instrumentality;

(iv)

To the knowledge of Licensor, neither the execution and delivery of this Agreement nor compliance with the obligations of Licensor hereunder, will conflict with, or result in the breach of, or constitute a default under, any contract, agreement, instrument or judgment to which Licensor is a party, or which is or purports to be binding upon Licensor;

(v)

No action, approval, or consent, including, but not limited to, any action, approval, or consent by any federal, state, municipal, or other governmental agency, is necessary in order to constitute this Agreement as valid, binding, and enforceable obligations of Licensor in accordance with its terms;

(vi)

Licensor is the sole legal and beneficial owner of the Licensor Intellectual Property which was developed by GeNOsys; and

(b)

Licensee’s Representations and Warranties.  Licensee hereby represents and warrants to Licensor that:

(i)

It has the full power, capacity, and right to enter into this Agreement;

(ii)

All corporate action necessary to authorize Licensee to enter into this Agreement and be legally bound by its terms has been taken;

(iii)

It knows of no pending or threatened action in law or in equity which adversely affects the rights granted herein, and it knows of no basis for any of the foregoing;

(iv)

To the knowledge of Licensee, neither the execution and delivery of this Agreement nor compliance with the obligations of Licensee hereunder, will violate any law or regulation, or any order or decrees of any court or government instrumentality;

(v)

Neither the execution and delivery of this Agreement nor compliance with the obligations of Licensee hereunder, will conflict with, or result in the breach of, or constitute a default under, any contract, agreement, instrument or judgment to which Licensee or any officer, director, employee or controlling person of Licensee is a party, or which is or purports to be binding upon any of the foregoing persons; and

(vi)

No action, approval, or consent, including, but not limited to, any action, approval, or consent by any federal, state, municipal, or other governmental agency, is necessary in order to constitute this Agreement as a valid, binding, and enforceable obligation of Licensee in accordance with its terms.

10.

Indemnification.

(a)

Licensor’s Indemnification.  Licensor shall indemnify, defend and hold Licensee, its Affiliates, and their respective officers, directors, employees and agents (each, a “Licensor Indemnified Party”), harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, reasonable attorneys’ fees, costs of investigation and any legal or other expenses or costs (“Losses”) incurred or suffered by any Licensor Indemnified Party arising out of, in connection with or resulting from any claim, allegation or judgment as to: (i) any violation or infringement upon any common law or statutory intellectual property rights of any third party that arises from or relates to Licensor Intellectual Property, or (ii) any inaccuracy or breach in any of Licensor’s representations and warranties under this Agreement.

(b)

Licensee’s Indemnification.  Licensee agrees to indemnify, defend and hold harmless Licensor and Licensor’s successor,  assigns, officers, directors, employees and agents (each, a “Licensee Indemnified Party”) from and against any and all Losses (as defined in Section 12(a) above) incurred or suffered by any Licensee Indemnified Party arising out of, in connection with or resulting from any claim, allegation or judgment as to any inaccuracy or breach in any of Licensee’s representations and warranties under this Agreement.  Additionally, Licensee shall assume full responsibility for the manufacturing, distribution, marketing, advertising and sale of the Licensed Products and shall indemnify and hold Licensor harmless with respect to any and all claims, losses, obligations, liabilities, including product liability or strict liability in tort, caused by any defects or alleged defects in the Licensed Products, plus costs and expenses, including legal and other fees, with respect to the defense of any such claims, even if such claims arise after termination of this Agreement.  Such indemnification applies to all claims arising from violations of laws, ordinances, or regulations by Licensee or a Sub-licensee.  Licensee shall obtain and maintain, at its expense, adequate insurance covering any claims or suits arising out of the sale or distribution of the Licensed Products, said insurance, with minimum insured limits of One Million Dollars ($1,000,000) to name Licensor as an additional insured party and to provide that it may not be canceled without at least ninety (90) days prior written notice to Licensor.

11.

Intellectual Property

(a)

Ownership of Product Rights/Intellectual Property Rights.  Licensor has and will retain all right, title to, and interest in Licensor Intellectual Property subject to this Agreement.

(b)

Notice of Infringement.  Licensee shall promptly notify Licensor of any actual or apparent infringement of Licensor Intellectual Property of which Licensee becomes aware. Licensor shall prosecute any suit that is reasonably necessary or appropriate to protect any of Licensor’s rights to Licensor Intellectual Property from and against infringement by third parties and Licensee shall cooperate fully with Licensor in connection with any such action.  If Licensor fails to do so within sixty (60) days of written request by Licensee, Licensee may pursue such action, the reasonable cost of which will offset any payments due Licensor under this Agreement.

(c)

For the purposes of this license, the intellectual property is limited to physical ingredients combined with water/oil for the production of Nitric Oxide in the topical application of these ingredients.  The intellectual property does not include Nitric Oxide Generation by means of a mechanical generator for topical use, nor does it include Nitric Oxide generated by any means or method for inhalation use..

12.

Innovations.

(a)

Innovations by Licensor.  Any and all improvements, modifications, derivatives and the like, whether conceived by Licensor or Licensee, for the Licensor Intellectual Property hereafter developed by Licensor shall automatically be included within the Licensor Intellectual Property licensed under this Agreement at no additional cost to Licensee.   Licensor shall promptly disclose such improvements, modifications, derivatives and the like to Licensee.

13.

Survival.  Any provision of this Agreement which contemplates performance or the existence of rights or obligations after the termination of this Agreement shall expressly survive such termination of this Agreement and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

14.

Amendment or Waiver.  This Agreement cannot be changed orally, and no modification of this Agreement shall be recognized nor have any effect, unless the writing in which it is set forth is signed by Licensor and Licensee, nor shall any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the party to be charged therewith.  The failure of either party to enforce, at any time or for any period of time, the provisions hereof, or the failure of either party to exercise any option herein shall not be construed as a waiver of such provision or option and shall in no way affect that party's right to enforce such provisions or exercise such option.  No waiver of any provision hereof shall be deemed a waiver of any succeeding breach of the same or any other provisions of this Agreement.

15.

Dispute Resolution; Governing Law; Injunctive Relief.

(a)

Negotiations.  The parties agree that they will attempt in good faith to resolve any controversy, claim, dispute or question between them arising out of or relating to this Agreement, including the construction or application of this Agreement, promptly by negotiations between the parties.  If a controversy or claim should arise, appropriate representatives of the parties will meet at least once and will attempt to resolve the matter.  Either party may request the other to meet within fourteen (14) days, at a mutually agreed time and place.

(b)

Arbitration.    The laws of the State of Utah shall govern the application and interpretation of this Agreement in all respects and aspects.  Any controversy or claim arising out of or relating to performance of any part of this agreement, or breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association in the State of Utah, unless otherwise agreed by both parties.

(c)

Injunctive Relief.  Each of the parties acknowledge and agree that the other parties will be damaged irreparably if any of the provisions of this Agreement (specifically including the obligations of confidentiality set forth in paragraph 7 herein) are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, notwithstanding any other provision in this Agreement the damaged party shall have the right to pursue a claim for injunctive relief, damages and attorneys’ fees in arbitration for the other party’s breach of any covenant, agreement or obligation.

(d)

Fees.  In the event any party to this Agreement breaches its obligations, representations, warranties or covenants hereunder, and the Party not in default is required to resort to legal means to enforce this Agreement’s terms, the prevailing Party shall be entitled to receive from the defaulting party the costs and expenses of such enforcement, including reasonable attorneys’ fees, whether before or after any arbitration action or judgment.

16.

Counterparts.  This Agreement may be executed in multiple counterparts, which taken together shall constitute one instrument and each of which shall be considered an original for all purposes.

17.

Notices.  Any and all notices permitted or required to be given hereunder shall be deemed duly given: (i) upon actual delivery, if delivery is by hand; (ii) upon delivery by overnight express courier (i.e. DHL or FedEx); or (iii) upon facsimile transmission, so long as the original is then sent by overnight express courier delivery.  Each such notice shall be sent to the respective party at the address indicated below:

If to Licensee:

Equity Labs, Inc.

517 West 100 North, Suite 201

Providence, UT  84332

Attn: Scott Stewart

If to Licensor:

Health Innovations, Inc.

86 North University Avenue, Suite 400

Provo, UT  84601

Attn:  Dale Fillmore

or such other address or facsimile number as any of the persons designated above may have specified in a notice or communication duly given to the other designated person as provided herein.

18.

Binding Effect; Non-Assignability.  This Agreement shall be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns.  Neither party shall assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement to an affiliate of such party.

19.

Relationship of the Parties.  The parties are and at all times shall be deemed to be independent contractors.  Nothing contained herein shall be construed as creating the relationship of employer/employee or principal/agent.  Each party shall assume full responsibility for the actions of its employees as related to the party’s obligations under this Agreement.  Neither party to this Agreement is hereby constituted an agent of the other for any purpose and neither party has the authority to assume or create any obligation, or to make any representation, warranty or guarantee for the other, except as expressly granted or made in this Agreement.

20.

Entire Agreement.  This Agreement contains the sole and complete understanding of the parties related to its subject matter for the Topical Skin Care Product Category, and supersedes all oral or written agreements including the Feb. 2, 2011 agreement between GeNOsys, Inc. and Equity Labs, Inc. The parties may enter into separate license agreements for other product categories that are independent of this agreement.

21.

Remedies Not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

22.

Bankruptcy Provisions.  It is intended by the parties to this Agreement that in the event of Licensor’s bankruptcy filing under the United States Bankruptcy Code (“Bankruptcy Code’), this Agreement shall be treated as an executory contract under which Licensor is a licensor of intellectual property under Section 365(n) of the Bankruptcy Code, and that Licensee shall have all the rights to which licensees of intellectual property are entitled to under such section.  This Agreement is an integrated agreement, and all provisions of this agreement which are not directly related to the license of intellectual property are intended to be supplementary to the intellectual property license granted hereunder, within the meaning of Section 365(n)(4)(B) of the Bankruptcy Code.

23.

Third Party Beneficiaries.  No person or entity shall be a third-party beneficiary of this Agreement.

IN WITNESS WHEREOF, the parties enter into this Agreement effective as of the Amendment Effective Date.

LICENSOR:

Health Innovations, Inc.

By:

  /s/  John W.R. Miller

By:

/s/ Dale Fillmore

Name:

 John W.R. Miller

Name:

Dale Fillmore

Title:

CEO – GeNOsys, Inc.

Title:

President – GeNOsys, Inc.

LICENSEE:

Equity Labs, Inc.

By:

 /s/ Scott Stewart

Name:

 Scott Stewart

Title:

 V.P. - Development

The “**” marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.